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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors

The Board of Directors of
Boston Private Financial Holdings, Inc.

        We consent to incorporation by reference in the registration statement on Form S-3 of Boston Private Financial Holdings, Inc. of our report dated January 19, 1999, relating to the consolidated balance sheets of Boston Private Financial Holdings, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Boston Private Financial Holdings, Inc. We also consent to the reference to our Firm under the heading "Experts" in the prospectus.


                                             /s/ KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP

Boston, Massachusetts
April 26, 1999